AMENDMENT NO. 3


                  AMENDMENT NO. 3 dated as of April 30, 1998, between AMERICO LIFE, INC., a corporation duly organized and validly existing under the laws of the State of Missouri (together with its successors and assigns, the "Company"); each of the banks that is a signatory hereto (individually, a "Bank" and, collectively, the "Banks"); and THE CHASE MANHATTAN BANK, as administrative agent for the Banks (in such capacity, together with its successors in such capacity, the "Administrative Agent").

                  The Company, the Banks and the Administrative Agent are party to an Amended and Restated Credit Agreement dated as of July 6, 1995, amended and restated as of December 27, 1996 (the "Restatement Date"), as amended by Amendment No. 1 dated as of February 26, 1997 and as further amended by Amendment No. 2 dated as of April 6, 1998 (the "Credit Agreement"). The parties hereto desire to amend the Credit Agreement in certain respects, and accordingly the parties hereto agree as follows:

                  Section 1. Definitions. Capitalized terms used but not otherwise defined herein have the meanings given them in the Credit Agreement.

                  Section 2. Amendments. Subject to Section 4 hereof, but effective as of the date hereof, the Credit Agreement shall be amended as follows:

                  2.01. Section 3.03(b)(i) of the Credit Agreement is hereby amended to read in its entirety as follows:

              "(i) Dispositions. Without limiting the obligations of the Company to obtain the consent of the Majority Banks for any Disposition not otherwise permitted under this Agreement, as promptly as practicable after the end of each fiscal year but in no event later than March 15 of the subsequent fiscal year, the amount of the Commitments shall be reduced by, and/or the Company shall prepay the Loans in, an amount equal to the aggregate amount of any Disposition Proceeds (other than Disposition Proceeds arising from (u) Dispositions by GSSW Limited Partnership, (v) Dispositions of ownership interests in GSSW Limited Partnership, (w) Dispositions of capital stock of Loyalty Life Insurance Company, (x) Dispositions of partnership interests (or of their underlying properties) previously held by GSSW Limited Partnership and transferred to the Company in connection with the redemption of its ownership interests in GSSW Limited Partnership, (y) Dispositions related to the OSL/IGL Transactions and (z) Dispositions of capital stock of IGL) received by the Company or any of its Subsidiaries during such fiscal year in excess of $3,000,000 (rounded upward to the nearest $1000)."

                  2.02. Section 8.05 of the Credit Agreement is amended by deleting "and" at the end of clause (f) thereof, substituting "; and" for the period at the end of clause (g) thereof and inserting new clause (h) immediately after clause (g) thereof, to read as follows:

                  "(h) the Company and its Subsidiaries may Dispose of the capital stock of IGL."

                  2.03. The last sentence of Section 8.19 of the Credit
                        Agreement is amended to read in its entirety as follows:

         "Notwithstanding the foregoing provisions of this Section 8.19, the Company and its Subsidiaries may Dispose of (w) ownership interests in GSSW Limited Partnership, (x) capital stock of Loyalty Life Insurance Company, (y) capital stock of VLIC and (z) capital stock of IGL."

                  Section 3. Representations and Warranties. The Company hereby represents and warrants to the Banks and the Administrative Agent that the representations and warranties set forth in Section 7 of the Credit Agreement are true and complete on the date hereof as if made on and as of the date hereof and as if each reference in such representations and warranties to the Credit Agreement included reference to this Amendment No. 3.

                  Section 4. Conditions Precedent. As provided in Section 2 above, the amendments to the Credit Agreement set forth in said Section 2 shall become effective as of the date hereof, subject to the conditions precedent that
(i) counterparts of this Amendment No. 3, shall have been duly executed and delivered by the Company, the Majority Banks and the Administrative Agent, and
(ii) FHC shall have executed and delivered its consent hereto as provided on the signature pages hereof.

                  Section 5. Miscellaneous. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 3 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 3 by signing any such counterpart and sending the same by telecopier, mail, messenger or courier to the Administrative Agent or counsel to the Administrative Agent. This Amendment No. 3 shall be governed by, and construed in accordance with, the law of the State of New York.


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                 IN WITNESS  WHEREOF,  the  parties  hereto  have  caused  this
Amendment No. 3 to be duly executed as of the day and year first above written.


                                          AMERICO LIFE, INC.


                                    By_______________________________________
                                      Title:


                                    THE BANKS

                                            THE BANK OF NEW YORK


                                   By_______________________________________
                                     Title:



                                                     BANK ONE, TEXAS, N.A.


                                    By_______________________________________
                                     Title:


                                                     THE CHASE MANHATTAN BANK


                                      By_______________________________________
                                      Title:


                                                     COMMERCE BANK, N.A.


                                     By_______________________________________
                                     Title:

                                                 U.S. BANK NATIONAL ASSOCIATION


                                      By_______________________________________
                                      Title:


                                                     FIRST UNION NATIONAL BANK


                                     By_______________________________________
                                     Title:


                                                     FLEET NATIONAL BANK


                                      By_______________________________________
                                     Title:


                                                     THE ADMINISTRATIVE AGENT

                                                     THE CHASE MANHATTAN BANK,
                                                       as Administrative Agent


                                      By_______________________________________
                                      Title:


                                     CONSENT

  By its signature below, FHC consents to the forgoing Amendment No. 3.


                                                 FINANCIAL HOLDING CORPORATION


                                      By_______________________________________
                                     Title: